UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

PARAMOUNT GOLD AND SILVER CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-336630 (Commission File Number)	20-3690109 (IRS Employer Identification No.)

346 Waverly Street, Suite 100
Ottawa, ON Canada
K2P 0W5

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (613) 226-9881

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.

Entry into a Material Definitive Agreement.

On July 20, 2009, Paramount Gold and Silver Corp. (the “Company”) entered into a binding letter agreement (the “Letter Agreement”) with Klondex Mines Ltd., a British Columbia, Canada corporation (“Klondex”), with respect to a proposed plan of arrangement under the Business Corporations Act (British Columbia) between the two companies (the “Plan of Arrangement”).  Klondex is engaged in acquiring and exploring high-grade gold and silver properties in North Central Nevada, and is focused on the exploration and future development of Fire Creek on the Northern Nevada Rift in North Central Nevada. Klondex’s property portfolio covers over 12,615 acres or 19.7 square miles and includes three other gold exploration projects located in areas with strong gold exploration prospects.

The Letter Agreement provides that the Company and Klondex will negotiate and enter into a definitive agreement (the “Definitive Agreement”) to reflect the Plan of Arrangement contemplated in the Letter Agreement, which Definitive Agreement will include representations, warranties and covenants customary for a plan of arrangement.  The Plan of Arrangement is subject to, among other things, court, stockholder/shareholder and regulatory approvals.

Pursuant to the Letter Agreement, each Klondex share will be exchanged for 1.45 of the Company’s shares, implying a purchase price of Cdn$2.32 (US$2.08) per Klondex share using closing share prices on July 17, 2009.  The Company will issue a total of approximately 42 million shares in the Plan of Arrangement, and the transaction is valued at approximately Cdn$80 million (approximately US$71.6 million). All options and warrants of Klondex outstanding at the time of effectiveness of the Plan of Arrangement will be exchanged for options and warrants of the Company on the same basis, subject to the exchange ratio for the Plan of Arrangement.  Upon effectiveness of the Plan of Arrangement, Klondex will become a wholly-owned subsidiary of the Company.  Following the effectiveness of the Plan of Arrangement, one Klondex director, Robert Sibthorpe, will join the Company’s Board of Directors.

The Letter Agreement includes a commitment by Klondex not to solicit alternative transactions to the proposed Plan of Arrangement until the effective date of the Plan of Arrangement or the execution of the Definitive Agreement, which will contain similar “stand-still” provisions.  The Company has also been provided with certain other rights customary for a plan of arrangement, including the right to match competing offers made to Klondex.  The Letter Agreement also provides a reciprocal break fee of US$2.85 million to be payable by each of the parties under certain circumstances.

The Plan of Arrangement is subject to regulatory and court approval, the approval of not less than 66 2/3% of the outstanding shares of Klondex and the approval of not less than 50% plus one of the outstanding shares of the Company.  In connection with entry into the Definitive Agreement, the directors of each of the Company and Klondex will enter into the form of Paramount support agreement (“Paramount Support Agreement”) and form of Klondex support agreement (“Klondex Support Agreement” and together with the Paramount Support Agreement, the “Support Agreements”), respectively, in substantially the forms attached to the Letter Agreement as Schedules B and A, respectively. Pursuant to the Support Agreements, each of the parties thereto will agree, among other things and subject to certain exceptions, to vote all of his common shares or common stock, as applicable, held in the respective company: (a) in favor of the adoption of the Definitive Agreement; and (b) generally against any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the respective company under the Letter Agreement or Definitive Agreement, as the case may be, if such breach requires shareholder or stockholder approval.  Further, the Support Agreements contain certain restrictions on transfer of the securities held by the respective directors as set forth therein. The Support Agreements become terminable upon any termination of the Definitive Agreement in accordance with their terms, or the termination of the Letter Agreement in accordance with their terms if the parties do not enter into a Definitive Agreement, and certain other circumstances set forth therein.

Full details of the Plan of Arrangement will be included in a proxy statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders, as well as in a management information circular to be filed with the regulatory authorities in Canada and mailed to Klondex shareholders in accordance with applicable securities laws. Investors are cautioned that, except as disclosed in the proxy statement and the management information circular, any information released or received with respect to the Plan of Arrangement may not be accurate or complete and should not be relied upon.

The preceding description of the terms of the Letter Agreement, the Klondex Support Agreement and the Paramount Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement itself, a copy of which has been filed herewith as Exhibit 2.1 and which is incorporated herein by reference, and the Klondex Support Agreement and the Paramount Support Agreement, copies of which have been filed herewith as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference herein.

On July 20, 2009, the Company and Klondex issued a joint press release reporting the signing of the Letter Agreement.  The press release was furnished as Exhibit 99.1 to the Company’s Form 8-K filed on July 21, 2009 and is being furnished herein by reference to such exhibit.

Additional Information About the Plan of Arrangement and Where to Find It

In connection with the Plan of Arrangement, the Company expects to file with the SEC  a proxy statement, which will be sent to the stockholders of the Company seeking their approval of the Plan of Arrangement, including the approval of the issuance of the securities of the Company pursuant thereto. In addition, the Company may file other relevant documents concerning the Plan of Arrangement with the SEC. Security holders are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Plan of Arrangement.

Security holders of the Company may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of the Company may also obtain free copies of these documents by directing a request by telephone or mail to Paramount Gold and Silver Corp., 346 Waverley Street, Suite 100, Ottawa, Ontario Canada K2P OW5 (telephone: (613) 226-9881) or by accessing these documents at the Company's website: www.paramountgold.com under "Investors". The information on the Company's website is not, and shall not be deemed to be, a part of this filing.

The Company and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Plan of Arrangement. Information about the directors and executive officers of the Company is set forth in the proxy statement for its 2009 annual meeting of shareholders filed with the SEC on January 8, 2009 and in its Form 8-K filed with the SEC on March 23, 2009. Information regarding the interests of these participants and other persons who may be deemed participants in the Plan of Arrangement may be obtained by reading the proxy statement regarding the Plan of Arrangement when it becomes available.

Safe Harbor Statement; Forward Looking Statements

Statements in this filing and the attached press release regarding the Plan of Arrangement, the expected timetable for completing the Plan of Arrangement, benefits and synergies of the Plan of Arrangement, future opportunities for the combined company, expectations regarding the value and benefits of the Plan of Arrangement and any other statements about the Company or Klondex managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the ability of the parties to consummate the Plan of Arrangement and satisfy the conditions thereunder; the ability to obtain, and the timing of, the necessary exchange, regulatory and shareholder or stockholder approvals for the Plan of Arrangement; the impact of any actions taken by any  party to complicate, delay or prevent the Plan of Arrangement; the ability to realize the anticipated synergies and benefits from the Plan of Arrangement and the combined company; and the other factors described in the Company’s SEC filings, including its Annual Report and Annual Information Form on Form 10-K for the year ended June 30, 2008 and its most recently quarterly reports filed with the SEC available at www.sec.gov and applicable Canadian securities regulators available at www.sedar.com and Kondex’s filings with the applicable Canadian securities regulators available at www.sedar.com. Except as required by applicable law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.

Item 3.02.

Unregistered Sales of Equity Securities.

The issuance of the Company’s securities in the Plan of Arrangement is expected to be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear.  The Plan of Arrangement will be subject to approval by the Supreme Court of British Columbia.

Item 1.01 of this Current Report on Form 8-K contains a more detailed description of the Letter Agreement, and is incorporated into this Item 3.02 by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
2.1	Binding Letter Agreement, dated July 20, 2009, between Paramount Gold and Silver Corp. and Klondex Mines Ltd
10.1	Form of Klondex Support Agreement (incorporated by reference to Schedule “A” to Exhibit 2.1 to this Form 8-K)
10.2	Form of Paramount Support Agreement (incorporated by reference to Schedule “B” to Exhibit 2.1 to this Form 8-K)
99.1	Press Release dated July 20, 2009 (furnished herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed July 21, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD AND SILVER CORP.

By:	/s/ Christopher Crupi
Christopher Crupi President and Chief Executive Officer

Date:  July 22, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Binding Letter Agreement, dated July 20, 2009, between Paramount Gold and Silver Corp. and Klondex Mines Ltd
10.1	Form of Klondex Support Agreement (incorporated by reference to Schedule “A” to Exhibit 2.1 to this Form 8-K)
10.2	Form of Paramount Support Agreement (incorporated by reference to Schedule “B” to Exhibit 2.1 to this Form 8-K)
99.1	Press Release dated July 20, 2009 (furnished herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed July 21, 2009)